     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 25, 2000

                                                    REGISTRATION NO. 333-_______

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           --------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                           ESHARE COMMUNICATIONS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            GEORGIA                                    58-1378534
(State or other jurisdiction of                     (I.R.S. Employer
incorporation or organization)                   Identification Number)

                          5051 PEACHTREE CORNERS CIRCLE
                          NORCROSS, GEORGIA 30092-2500
                                 (770) 239-4000
    (Address of registrant's principal executive offices, including zip code and telephone number, including area code)

                           ---------------------------

               ESHARE COMMUNICATIONS, INC. 2000 STOCK OPTION PLAN
                            (Full title of the Plan)

         ALEKSANDER SZLAM                               COPY TO:
     CHIEF EXECUTIVE OFFICER                    JOHN FRANKLIN SMITH, ESQ.
   ESHARE COMMUNICATIONS, INC.                 LARRY W. SHACKELFORD, ESQ.
  5051 PEACHTREE CORNERS CIRCLE             MORRIS, MANNING & MARTIN, L.L.P.
   NORCROSS, GEORGIA 30092-2500               1600 ATLANTA FINANCIAL CENTER
          (770) 239-4000                        3343 PEACHTREE ROAD, N.E.
                                                 ATLANTA, GEORGIA 30326
                                                     (404) 233-7000

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                           ---------------------------

                         CALCULATION OF REGISTRATION FEE


====================================================================================================================================
                                                              Proposed           Proposed Maximum
                                        Amount to be     Maximum Offering   Aggregate Offering Price
Title of Securities to be Registered     Registered     Price Per Share(1)             (1)             Amount of Registration Fee(1)
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value per share  3,387,511 shares        $6.1235              $20,743,445                   $5,476.27
====================================================================================================================================

         ---------------
(1) Computed in accordance with Rule 457(c) and (h) of the Securities Act of 1933, based on the high and low prices of the common stock offered hereby on the Nasdaq National Market on July 24, 2000.
(2) The proposed maximum aggregate offering price of the Common Stock offered hereunder is based on (i) 3,310,663 shares subject to options previously granted at a weighted average exercise price of $6.13 per share and (ii) 76,848 shares not subject to outstanding options but reserved for issuance at an assumed exercise price of $6.0312 per share.

                              EXPLANATORY STATEMENT

         Pursuant to General Instruction E to Form S-8, the contents of the Registrant's Registration Statement on Form S-8 (Registration No. 333-41503) originally filed with the Securities and Exchange Commission on December 4, 1998 (the "Prior Registration Statement") are incorporated herein by reference, except for Items 3 and 8 of Part II of the Prior Registration Statement. This Registration Statement covers 3,387,511 shares which, together with the 2,553,782 shares available under the Prior Registration Statement constitute the 5,941,293 shares issuable under the Registrant's 1997 Stock Option Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (a) the Registrant's Annual Report on form 10-K for the year ended December 31, 1999, filed with the Commission on March 30, 2000;

         (b) the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, filed with the Commission on May 15, 2000; and

         (c) the description of the Common Stock, no par value per share of the Registrant ("Common Stock") included in the Registrant's Registration Statement on Form 8-A, filed with the Commission on May 22, 1997.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Shares of Common Stock offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof.

         The Company hereby undertakes to provide without charge to each person to whom this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any and all of the foregoing documents incorporated herein by reference (other than exhibits to such documents which are not specifically incorporated by reference into the information that this Prospectus incorporates). Written or telephone requests should be directed to Richard Dobb, Esq., General Counsel, eShare Communications, Inc., 5051 Peachtree Corners Circle, Norcross, Georgia 30092, telephone number (770) 239-4000.

ITEM 8.           EXHIBITS.

         The following exhibits are filed with or incorporated by reference into this Registration Statement pursuant to Item 601 of Regulation S-K:

              Exhibit No.                                              Description
              -----------                                              -----------

                  3.1                 Amended and Restated Articles of Incorporation of eShare Communications, Inc.
                                      (incorporated by reference to Exhibit 3.3 to Amendment No. 1 to the Company's
                                      Registration Statement on Form S-1, File No. 33-22855) dated March 28, 1997.

                  3.2                 Amended and Restated Bylaws of eShare Communications, Inc. (incorporated by reference to Exhibit 3.4 to Amendment No. 1 to the Company's Registration
                                      Statement on Form S-1, File Number 33-22855) dated March 28, 1997.

                 5.1                  Opinion of Morris, Manning & Martin, L.L.P. as to the legality of the securities being registered.

                 10.1                 Amendment No. 2 to the Registrant's 1997 Stock Option Plan.

                 23.1                 Consent of Arthur Andersen LLP.

                 23.2                 Consent of Morris, Manning & Martin, L.L.P. (included in Exhibit 5.1).

                 24.1                 Power of Attorney (included on page 5 of this Registration Statement).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norcross, State of Georgia, on this the 25th day of July, 2000.

                           ESHARE COMMUNICATIONS, INC.

                           By: /s/ Aleksander Szlam
                              --------------------------------------------------
                               Aleksander Szlam
                               Chairman of the Board and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Aleksander Szlam and James Tito, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign a Registration Statement relating to the registration of shares of common stock on Form S-8 and to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, could lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.



/s/ Aleksander Szlam                         Chairman of the Board                      July 25, 2000
------------------------------------         and Chief Executive Officer
Aleksander Szlam                             (Principal Executive Officer)


/s/ George W. Landgrebe                      Chief Operating Officer and                July 25, 2000
------------------------------------         Chief Financial Officer
George W. Landgrebe                          (Principal Financial and
                                             Accounting Officer)


/s/ James Tito                               President and                              July 25, 2000
------------------------------------         Vice Chairman of the Board
James Tito

/s/ Donald L. House                          Director                                   July 25, 2000
------------------------------------
Donald L. House

/s/ Andrew J. Filipowski                     Director                                   July 25, 2000
------------------------------------
Andrew J. Filipowski

/s/ Jack Pellicci                            Director                                   July 25, 2000
------------------------------------
Jack Pellicci

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